UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 14, 2013

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed by PetSmart, Inc. (the “Company”) to supplement the Company’s Current Report on Form 8-K (the “Prior Report”), filed on January 22, 2013. The Prior Report announced the appointments, effective June 14, 2013, of David K. Lenhardt as the Company’s Chief Executive Officer and Joseph D. O’Leary as the Company’s President and Chief Operating Officer. The Company is filing this Form 8-K/A to disclose the revised compensatory arrangements for Messrs. Lenhardt and O’Leary in connection with these appointments.

Revised Compensatory Arrangements for New Chief Executive Officer and new President and Chief Operating Officer

On June 14, 2013, the Company’s Compensation Committee and Board of Directors approved, effective immediately, the following compensation changes for these executive officers to reflect the significantly increased responsibilities they each assumed as of that date.

Cash Compensation

Executive	Position	New Base Salary Effective June 14, 2013	New ESTIP Target* (as a % of base salary)
David K. Lenhardt	Chief Executive Officer	$950,000	120%
Joseph D. O’Leary	President and Chief Operating Officer	$750,000	90%

*	The new target under the Company’s Amended and Restated Executive Short-Term Incentive Plan (“ESTIP”) will apply to base salary earned on or after June 14, 2013; the ESTIP target disclosed in the Definitive Proxy Statement filed by the Company on May 3, 2013 (the “Proxy Statement”) will apply to base salary earned prior to that date.

Equity Awards

		Additional Performance Share Unit Grant (in addition to grant disclosed in Proxy Statement)
Executive	Additional Stock Option Grant (in addition to grant disclosed in Proxy Statement)	Minimum Award	Target Award	Maximum Award
David K. Lenhardt	37,769	0	9,389	18,778
Joseph D. O’Leary	7,420	0	1,845	3,690

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

Dated: June 19, 2013	By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary